EXHIBIT 10.11
AMENDMENT NO. 4 TO CREDIT AGREEMENT
This AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of October 30, 2009 (this “Amendment”) among GREATBATCH LTD., a New York corporation (the “Borrower”), the LENDERS referred to in the Credit Agreement referred to below (collectively, the “Lenders”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“M&T”), individually, as the Issuing Bank, a Lender, the Swing Lender and the Administrative Agent. M&T, when acting in its capacity as administrative agent for the Lenders and the Issuing Bank and other Secured Parties, or any successor or assign that assumes that position pursuant to the terms of the Credit Agreement, is hereinafter referred to as the “Administrative Agent”).
Background
A. The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement, dated as of May 22, 2007, as amended by Amendment No. 1 to Credit Agreement, dated as of December 20, 2007, Amendment No. 2 to Credit Agreement, dated as of November 4, 2008, and Amendment No. 3 to Credit Agreement, dated as of March 31, 2009, among the Borrower, the Lenders and the Administrative Agent (the “Existing Credit Agreement” and the same, as it may be amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), which provides for certain extensions of credit to the Borrower, subject to certain conditions.
B. The Borrower has advised the Administrative Agent and the Lenders that a jury determination was rendered against the Borrower and its Subsidiary, Electrochem Solutions Inc. in a matter brought by Input/Output Inc. and I/O Marine Systems, Inc. in the 24th Judicial District Court for the Parish of Jefferson, State of Louisiana, which verdict involved damages in the amount of $21,733,411. Legal interest from the date of judicial demand as well as attorneys fees and costs in an unspecified amount were also sought. The Borrower has also advised the Administrative Agent and Lenders that it has filed post-trial motions and intends to appeal the judgment(s) entered or expected to be entered.
C. In order to allow the Borrower and Electrochem Solutions Inc. to have flexibility to handle the post-trial motions and appeal in a way that they believe to be most advantageous to them and to the Lenders and to stay any enforcement actions related to the aforementioned litigation, Borrower has requested certain modifications to the Credit Agreement.
D. The Administrative Agent and the Lenders are willing to enter into this Amendment to make certain amendments to the Credit Agreement requested by the Borrower, pursuant to the terms, and subject to the conditions, specified below.

NOW THEREFORE, in consideration of the promises and conditions set forth in this Amendment, and intending to be legally bound, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Terms defined in this Amendment which are capitalized but not defined herein shall have the meanings given to such terms in the Existing Credit Agreement.
SECTION 2. Amendments. The Existing Credit Agreement is hereby amended as follows:
2.1 New Defined Terms. The following new definitions are inserted in the appropriate alphabetical order in Section 1.1 (Defined Terms) of the Existing Credit Agreement:
Amendment No. 4: Amendment No. 4 to this Agreement, dated on or about October 30, 2009.
EBITDA/LOC Limit: $35,000,000.
Indebtedness/Liens Limit: $38,500,000.
Subject Litigation: the litigation captioned, Input/Output Inc. and I/O Marine Systems, Inc. vs. Wilson Greatbatch Technologies, Inc. and Wilson Greatbatch Ltd. d/b/a Electrochem Lithium Batteries, filed in the 24th Judicial District Court for the Parish of Jefferson, State of Louisiana, together with any rehearings, appeals and other proceedings related to the aforesaid matter.
2.2 Amendment to Adjusted EBITDA Definition. Clause (e) of the definition of Adjusted EBITDA in Section 1.1 (Defined Terms) of the Existing Credit Agreement is amended in its entirety to read as follows:
(e) any extraordinary, unusual or non-recurring expenses or losses (including losses on sales or abandonment of assets outside of the ordinary course of business), including expenses related to the Subject Litigation to the extent that such expenses do not exceed the EBITDA/LOC Limit; and actual restructuring charges in an amount not to exceed $17,100,000 for the fiscal year 2006, in an amount not to exceed $5,000,000 for the fiscal year 2007 and in an amount not to exceed $5,000,000 for the fiscal year 2008;

2.3 Letters of Credit. Section 3.1.1 (Commitment to Issue Letters of Credit) is amended in its entirety to read as follows:
Commitment to Issue Letters of Credit. Subject to the requirements set forth below, the Borrower may use a portion of the Commitment, which portion shall not exceed the sum of Fifteen Million Dollars ($15,000,000) (the “Base Amount Sublimit") plus the EBITDA/LOC Limit (the “Special Litigation Sublimit” and, together with the Base Amount Sublimit, the “Letter of Credit Sublimit") for the purpose of causing the Issuing Bank to issue standby Letters of Credit for the account of the Borrower or any of its U.S. Subsidiaries; provided, that (a) the Borrower or the applicable Subsidiary executes and delivers a letter of credit application and reimbursement agreement in a form acceptable to the Issuing Bank and complies with any conditions to the issuance of such Letter of Credit (including the payment of any applicable fees) set forth therein; (b) the Issuing Bank approves the form of such Letter of Credit; (c) except for evergreen Letters of Credit approved by the Issuing Bank it is sole discretion, but which will not be extended for a period past the Maturity Date, such Letter of Credit bears an expiration date not later than the earlier of (i) one year after the date of issuance and (ii) 30 days prior to the Maturity Date; (d) the Issuing Bank receives a request for issuance three (3) Business Days prior to the date of issuance (unless the Issuing Bank, in its sole and absolute discretion, agrees to shorter notice in any instance); (e) the purpose of such Letter of Credit shall be acceptable to the Issuing Bank; and (f) the conditions set forth in Section 4.2 (Requirements for Each Loan/Letter of Credit) are fulfilled to the satisfaction of the Issuing Bank as of the date of the issuance of such Letter of Credit, provided, however, the Borrower may only request Letters of Credit using the Special Litigation Sublimit, and the Issuing Banks shall only issue Letters of Credit from the Special Litigation Sublimit, for purposes related to the Subject Litigation, including for purposes associated with any appeal thereof or bonding of any such appeal.
2.4 Elimination of Double Counting. Section 7.3 (Additional Provisions Respecting Calculation of Financial Covenants) of the Existing Credit Agreement is amended by adding a new Subsection 7.3.5 at the end thereof which shall read as follows:
7.3.5 In the event that the Indebtedness referred to in clause (o) of Subsection 8.1.1 (the “Section (o) Bond Indebtedness”) is required to be secured by a Letter of Credit or by cash, which cash is the proceeds of Loans hereunder, the Section (o) Bond Indebtedness, on the one hand, and the Letters of Credit securing it and/or the cash proceeds of Loans hereunder securing it, on the other hand (collectively the “Bond Security Provided by Lenders”), shall not be treated as separate items of Indebtedness for purposes of calculating the financial covenants in this Agreement (including for purposes of calculating the Senior Leverage Ratio in the definition of Applicable Margin) but instead the amount of all such Indebtedness shall be deemed to be the greater of the aggregate amount of the Section (o) Bond Indebtedness and the aggregate amount of Bond Security Provided by Lenders.
2.5 Indebtedness. Section 8.1.1 (Indebtedness) of the Existing Credit Agreement is amended by (i) deleting the “and” at the end of subclause (m), (ii) deleting the period at the end of subclause (n) and replacing it with “; and”, and (iii) by adding the following new subclause (o) to such Section 8.1.1:
(o) Indebtedness in the form of one or more bonds (e.g., an appeal bond) or similar instruments issued in connection with the Subject Litigation in an aggregate amount not exceeding the Indebtedness/Liens Limit.

2.6 Liens. Subsection 8.2.1 (Liens and Licenses — In General) of the Existing Credit Agreement is amended (i) by changing the reference to subclause (f) in the introduction to refer instead to subclause (j), (ii) by deleting the “and” at the end of subclause (e), (iii) by deleting the periods at the end of subclauses (f), (g), and (h) and replacing them with semicolons; (iv) by deleting the period at the end of subclause (i) and replacing it with “; and”, and (v) by adding the following new subclause (j) to such Section 8.2.1:
(j) cash or cash equivalents to secure the Indebtedness referred to in clause (o) of Section 8.1.1 (Indebtedness); for the avoidance of doubt, Letters of Credit otherwise permitted under this Agreement may secure such Indebtedness, so long as the aggregate amount of cash, cash equivalents and Letters of Credit permitted by this clause (j) shall not exceed the Indebtedness/Liens Limit.
SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Administrative Agent to agree to the amendments set forth in this Amendment, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:
(a) As of the date hereof, no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect to the amendments contained herein.
(b) Each of the representations and warranties of the Loan Parties set forth in the Existing Credit Agreement and other Loan Documents is true and correct in all material respects both before and after giving effect to the amendments contemplated hereby as though each such representation and warranty were made at and as of the date hereof.
(c) No consent or approval of any third party, or any governmental agency or authority, is necessary in connection with the execution, delivery and/or performance of this Amendment or any other instrument, agreement or other document executed and/or delivered in connection herewith and/or the enforceability hereof or thereof.
(d) Upon satisfaction of the conditions set forth in Section 4 (Conditions Precedent) below, the Existing Credit Agreement, as amended by this Amendment, and each other instrument, agreement or other document executed and/or delivered in connection herewith to which the Borrower is a party will constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with the terms thereof.
SECTION 4. CONDITIONS PRECEDENT.
4.1 The amendments to the Existing Credit Agreement set forth in Section 2 above shall become effective, as of the date first above written, upon satisfaction of the following:
(a) the execution and delivery of this Amendment by the Borrower and the Administrative Agent and the Majority Lenders;

(b) acknowledgement of this Amendment No. 4 by the Guarantors, in substantially the form set forth on the signature pages hereto;
(c) receipt by the Administrative Agent of all invoiced costs and expenses;
(d) receipt by the Lenders executing this Amendment of the fees in the amounts, and subject to the conditions specified on Annex A hereto; and
(e) receipt by the Administrative Agent of such other documents and information as the Administrative Agent shall reasonably request on or prior to the date that the condition in clause (a) above is satisfied.
SECTION 5. MISCELLANEOUS.
5.1 Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. A photocopied or facsimile signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.
5.2 Ratification. Except as specifically modified hereby, all of the terms, covenants and conditions of the Existing Credit Agreement and each of the other Loan Documents are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written.
5.3 No Defenses. The Borrower and Guarantors acknowledge that they owe the Obligations and that no defenses to payment exists with respect to the same.
5.4 Payment of Expenses. Without limiting other payment obligations of the Borrower set forth in the Loan Documents, the Borrower agrees to pay all reasonable, out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documents or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of its counsel, Drinker Biddle & Reath LLP, whether or not this Amendment shall become effective.
5.5 Authorization to Administrative Agent. Each Lender hereby authorizes the Administrative Agent to take such action as shall be consistent with the purposes hereof and as it shall deem necessary or appropriate to carry out the purposes of this Amendment.
5.6 Governing Law. This Amendment shall be governed by, and construed in accordance with, the Law of the State of New York (excluding the Laws applicable to conflicts or choice of law).

5.7 Binding Effect. This Amendment shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that Borrower may not assign this Amendment, the Existing Credit Agreement or any of the other Loan Documents or any of its rights hereunder or thereunder, and any such prohibited assignment shall be null and void.
5.8 Severability. If any provision of this Amendment or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to any other Person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law
5.9 References. From and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and all references to the Credit Agreement in any and all Loan Documents, other agreements, instruments, documents, certificates and writings of every kind and nature, shall be deemed to mean the Existing Credit Agreement as modified and amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 4 to Credit Agreement to be duly executed by their respective, duly authorized officers as of the date first above written.
BORROWER:

GREATBATCH LTD.
By:
	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as the Administrative Agent, the Issuing Bank, the Swing Lender and a Lender
By:
	Name:	Michael J. Prendergast
	Title:	Vice President

Each of the undersigned Guarantors acknowledges the terms of the foregoing Amendment No. 4 and confirms its obligations under the Loan Documents and further acknowledges such obligations remain in effect notwithstanding this or any other amendments, whether or not the undersigned acknowledges any other amendments.

GREATBATCH, INC.

By:

	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

QIG GROUP, LLC

By:

	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Treasurer

GREATBATCH-HITTMAN, INC.

By:

	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

GREATBATCH LLC

By:

	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

ELECTROCHEM SOLUTIONS, INC. (MA)

By:

	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

ELECTROCHEM SOLUTIONS, INC. (DE)

By:

	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

GREATBATCH-GLOBE TOOL, INC.

By:

	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

PRECIMED, INC.

By:

	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Chief Financial Officer

GBV, LLC

By:

	Name:	Thomas J. Mazza
	Title:	Senior Vice President and Treasurer

LENDERS:

Name of Lender

Annex A
An amendment fee shall be paid to each Lender that executes this Amendment No. 4 and returns its signature page by fax or PDF to counsel for the Administrative Agent at the address indicated below no later than close of business on Friday, October 30, 2009 (or such later date as the Administrative Agent may determine in its sole discretion if and when such Amendment No. 4 becomes effective. The amendment fee payable to such Lender shall be equal to 20 basis points on the total Commitment of each such Lender. Five original copies of signature pages should be sent to counsel at the address specified below promptly following delivery of the fax or PDF version.
Stacey J. Hanna
Drinker Biddle & Reath LLP
500 Campus Drive
Florham Park, NJ 07932
973-549-7183 phone
973-360-9831 fax
stacey.hanna@dbr.com